Exhibit 1.01

Conflict Minerals Report of American Eagle Outfitters, Inc.

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of American Eagle Outfitters, Inc. (“The Company”) for calendar year 2024 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). The intent of this Conflict Minerals Report (“CMR”) is to describe the Company’s due diligence process following Rule 13p-1 requirements.

1.	Design of Due Diligence Measures

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements. The Company engaged Assent Compliance, a third-party service provider, to assist in designing and implementing due diligence measures, including supply chain scoping, supplier engagement, data collection and reporting.

2.	Due Diligence Measures Implemented

The Company took the following Due Diligence measures:

Adopt a conflict minerals policy

The Company’s conflict minerals policy is publicly available at https://www.aeo-inc.com/responsible-sourcing, under the Key Sourcing Policies section. It states:

POLICY ON CONFLICT MINERALS LAW COMPLIANCE

I. SCOPE

This policy applies to all American Eagle Outfitters, Inc. (“AEO”) suppliers of branded and co-branded products.

II. BACKGROUND

AEO is committed to ensuring that metals and other minerals contained in its branded and co-branded products are obtained, produced and used in an environmentally and socially responsible manner.

Under the “conflict minerals” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, AEO is required to conduct due diligence regarding its use of four metals: gold, columbite-tantalite (tantalum), cassiterite (tin) and wolframite (tungsten) (collectively, the “Conflict Minerals”) and whether those Conflict Minerals originated in the Democratic Republic of Congo or adjoining countries1 (collectively, the “Covered Countries.”) The goal of these regulations is to end the violent conflict in the region, which has been partially financed by the exploitation and trade of Conflict Minerals originating in the Covered Countries. As a publicly traded company, AEO is required to request certain information from its suppliers and report on its inquiries and due diligence to the U.S. Securities and Exchange Commission.

[1]	Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia

III. POLICY

Each AEO Supplier will be required to provide information each year regarding the origin of any Conflict Minerals that are necessary to the functionality or production of AEO products. This inquiry should be reasonably designed to determine whether any such minerals originated in the Covered Countries or are from recycled or scrap sources. The required information will be collected by AEO via a survey, which will be facilitated by a third party company.

Verification efforts will be led by AEO and/or a designated third party company who will also be available to assist suppliers in their efforts to ensure that AEO products are Conflict Minerals free.

AEO does not ban the use of minerals that originate in the Covered Countries. However, suppliers must be able to show proof that the minerals can be traced back to registered conflict-free smelters.

In the event that our suppliers have a reason to believe that Conflict Minerals used in AEO products may have originated in the Covered Countries, we will assist in performing due diligence on our supply chain in a manner consistent with the guidance issued by the Organization for Economic Cooperation and Development (“OECD”) to ensure that they are Conflict Minerals free.

For more information on the OECD guidelines, please visit https://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf.

Assemble an internal team to support supply chain due diligence

The management of our Conflict Minerals policy lies within our Responsible Sourcing department. The Responsible Sourcing team worked closely with Assent Compliance to design and implement the diligence activities surrounding our minerals supply chain. Additional oversight and input was provided by our Conflict Minerals cross-functional team, which includes representatives from our Finance, Legal, and Internal Audit departments.

Establish a system of controls and transparency over the mineral supply chain

To provide transparency within the Company’s mineral supply chains and to facilitate communication of policies and expectations, the Company engaged Assent Compliance to complement internal management processes. Assent Compliance’s online system is used to identify suppliers in our mineral supply chains and the relationships between them, collect, store and review information on 3TG mineral sourcing practices, track information on smelters and refiners (“SORs”), and flag risks based on SOR sourcing practices. This system utilized the Conflict Minerals Reporting Template (“CMRT”) 6.31 or higher for data collection. This system is designed to allow collection and storage of data on supply chain circumstances, which can be updated to reflect changing realities within the supply chain, such as new customer-supplier relationships, new products, etc.

Assent Compliance helped us to engage with our manufacturing suppliers as part of its Conflict Minerals management system. Engagement consisted of multiple communication outreaches to educate suppliers on our expectations for sourcing and Conflict Minerals policy, and the SEC Rule 13p-1 rule requirements.

Supplier engagement followed these steps:

1)

All applicable tier 1 apparel and non-apparel suppliers that shipped product to AEO during the 2024 calendar year were included in the supplier engagement process. Contact information for in-scope suppliers was provided to Assent for upload into their online platform.

2)

Assent requested that the suppliers complete a CMRT. Suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Assent monitored and tracked all communications for future reporting and transparency.

3)	Suppliers that responded as being out of scope of the reporting requirements were removed from the survey process upon review.

4)

Non-responsive suppliers were contacted a minimum of 3 times. If the supplier remained unresponsive, then additional communication attempts were conducted in order to determine why a response was not provided and to offer assistance in completing the request.

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG minerals, as well as the origin of those materials. Additional supplier outreach was conducted to address issues including implausible statements regarding no presence of 3TG minerals, incomplete data on CMRTs, responses that did not identify smelters or refiners, responses which indicated sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

A total of 135 suppliers were identified through the filtering procedures described above as being in-scope for conflict mineral regulatory purposes and were contacted by Assent as part of the “reasonable country of origin inquiry” (“RCOI”) process. The survey response rate among these suppliers was 78%. 10 suppliers responded yes as to having one or more of the 3TG minerals as necessary to the functionality or production of the products they produce. The Company has not received sufficient additional information from the responding suppliers to determine the origin of all of their 3TG minerals. We will continue our due diligence efforts in this regard.

SORs were matched against the Responsible Minerals Initiative’s (RMI) Standard Smelter List. SORs sourcing practices and “conflict-free” sourcing statuses were cross-referenced with the RMI’s Responsible Minerals Assurance Process (“RMAP”), which includes cross-recognized programs with the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification.

Since most of the CMRTs we received from our suppliers were made on a company level, rather than on a product or user-defined scope, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Set forth below is the list of SORs identified in our supply chain so far and their conflict-free status*:

Appendix A

Metal	Smelter Name	Smelter ID	RMI Audit Status
Tungsten	A.L.M.T. Corp.	CID000004	Conformant

Gold	Advanced Chemical Company	CID000015	Conformant

Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant

Gold	Agosi AG	CID000035	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant

Gold	Argor-Heraeus S.A.	CID000077	Conformant

Gold	Asahi Pretec Corp.	CID000082	Conformant

Gold	Asaka Riken Co., Ltd.	CID000090	Conformant

Tungsten	Kennametal Huntsville	CID000105	Conformant

Gold	Aurubis AG	CID000113	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant

Gold	Boliden Ronnskar	CID000157	Conformant

Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant

Gold	CCR Refinery—Glencore Canada Corporation	CID000185	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant

Gold	Chimet S.p.A.	CID000233	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant

Gold	Chugai Mining	CID000264	Conformant

Tin	Alpha	CID000292	Conformant

Tin	PT Aries Kencana Sejahtera	CID000309	Conformant

Tin	PT Premium Tin Indonesia	CID000313	Conformant

Gold	DSC (Do Sung Corporation)	CID000359	Conformant

Gold	Dowa	CID000401	Conformant

Tin	Dowa	CID000402	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant

Tin	EM Vinto	CID000438	Conformant

Tin	Estanho de Rondonia S.A.	CID000448	Conformant

Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant

Tin	Fenix Metals	CID000468	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant

Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant

Gold	LT Metal Ltd.	CID000689	Conformant

Gold	Heimerle + Meule GmbH	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant

Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant

Gold	Istanbul Gold Refinery	CID000814	Conformant

Gold	Japan Mint	CID000823	Conformant

Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant

Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant

Gold	Asahi Refining USA Inc.	CID000920	Conformant

Gold	Asahi Refining Canada Ltd.	CID000924	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant

Gold	Kazzinc	CID000957	Conformant

Tungsten	Kennametal Fallon	CID000966	Conformant

Gold	Kennecott Utah Copper LLC	CID000969	Conformant

Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant

Tin	China Tin Group Co., Ltd.	CID001070	Conformant

Tantalum	AMG Brasil	CID001076	Conformant

Gold	LS MnM Inc.	CID001078	Conformant

Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant

Gold	Materion	CID001113	Conformant

Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant

Tin	Metallic Resources, Inc.	CID001142	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant

Gold	Metalor USA Refining Corporation	CID001157	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant

Tin	Mineracao Taboca S.A.	CID001173	Conformant

Tantalum	Mineracao Taboca S.A.	CID001175	Conformant

Tin	Minsur	CID001182	Conformant

Gold	Mitsubishi Materials Corporation	CID001188	Conformant

Tin	Mitsubishi Materials Corporation	CID001191	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant

Tantalum	NPM Silmet AS	CID001200	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant

Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant

Gold	Nihon Material Co., Ltd.	CID001259	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant

Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant

Gold	MKS PAMP SA	CID001352	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant

Tin	PT Artha Cipta Langgeng	CID001399	Conformant

Tin	PT Babel Inti Perkasa	CID001402	Conformant

Tin	PT Babel Surya Alam Lestari	CID001406	Conformant

Tin	PT Belitung Industri Sejahtera	CID001421	Conformant

Tin	PT Bukit Timah	CID001428	Conformant

Tin	PT Mitra Stania Prima	CID001453	Conformant

Tin	PT Prima Timah Utama	CID001458	Conformant

Tin	PT Refined Bangka Tin	CID001460	Conformant

Tin	PT Sariwiguna Binasentosa	CID001463	Conformant

Tin	PT Stanindo Inti Perkasa	CID001468	Conformant

Tin	PT Timah Tbk Kundur	CID001477	Conformant

Tin	PT Timah Tbk Mentok	CID001482	Conformant

Tin	PT Tinindo Inter Nusa	CID001490	Conformant

Tin	PT Tommy Utama	CID001493	Conformant

Gold	PX Precinox S.A.	CID001498	Conformant

Tantalum	QuantumClean	CID001508	Conformant

Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant

Gold	Royal Canadian Mint	CID001534	Conformant

Tin	Rui Da Hung	CID001539	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant

Tin	Soft Metais Ltda.	CID001758	Conformant

Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant

Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant

Tantalum	Telex Metals	CID001891	Conformant

Tin	Thaisarco	CID001898	Conformant

Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant

Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant

Gold	Torecom	CID001955	Non Conformant

Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant

Gold	United Precious Metal Refining, Inc.	CID001993	Conformant

Gold	Valcambi S.A.	CID002003	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant

Gold	Yamakin Co., Ltd.	CID002100	Conformant

Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant

Gold	SAFINA A.S.	CID002290	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant

Tin	CV Venus Inti Perkasa	CID002455	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant

Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant

Tantalum	D Block Metals, LLC	CID002504	Conformant

Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant

Tantalum	KEMET de Mexico	CID002539	Conformant

Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant

Tungsten	Masan High-Tech Materials	CID002543	Conformant

Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant

Tantalum	TANIOBIS GmbH	CID002545	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Not Applicable

Tantalum	Materion Newton Inc.	CID002548	Conformant

Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant

Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant

Tantalum	Global Advanced Metals Aizu	CID002558	Conformant

Tin	CV Ayi Jaya	CID002570	Conformant

Gold	T.C.A S.p.A	CID002580	Conformant

Gold	REMONDIS PMR B.V.	CID002582	Conformant

Tungsten	Niagara Refining LLC	CID002589	Conformant

Tin	PT Rajehan Ariq	CID002593	Conformant

Gold	Korea Zinc Co., Ltd.	CID002605	Conformant

Gold	TOO Tau-Ken-Altyn	CID002615	Conformant

Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant

Tin	PT Cipta Persada Mulia	CID002696	Conformant

Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant

Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant

Gold	Abington Reldan Metals, LLC	CID002708	Conformant

Tin	Super Ligas	CID002756	Conformant

Gold	L’Orfebre S.A.	CID002762	Non Conformant

Gold	Italpreziosi	CID002765	Conformant

Tin	Aurubis Beerse	CID002773	Conformant

Tin	Aurubis Berango	CID002774	Conformant

Tin	PT Bangka Prima Tin	CID002776	Conformant

Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Active

Tin	PT Sukses Inti Makmur	CID002816	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant

Tin	PT Menara Cipta Mulia	CID002835	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant

Gold	Bangalore Refinery	CID002863	Active

Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant

Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant

Gold	NH Recytech Company	CID003189	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant

Tin	PT Bangka Serumpun	CID003205	Conformant

Tin	Tin Technology & Refining	CID003325	Conformant

Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant

Tin	Luna Smelter, Ltd.	CID003387	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant

Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant

Tin	Precious Minerals and Smelting Limited	CID003409	Non Conformant

Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant

Tin	PT Mitra Sukses Globalindo	CID003449	Conformant

Tungsten	Cronimet Brasil Ltda	CID003468	Conformant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant

Tin	CRM Synergies	CID003524	Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Non Conformant

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant

Gold	Gold by Gold Colombia	CID003641	Conformant

Tin	DS Myanmar	CID003831	Conformant

Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant

Tin	Mining Minerals Resources SARL	CID004065	Conformant

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Conformant

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Conformant

Tin	Woodcross Smelting Company Limited	CID004724	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant

Tin	PT Timah Tbk Mentok	CID001482	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant

Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant

Tin	China Tin Group Co., Ltd.	CID001070	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Non Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant

Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required

*

Conflict-free status refers to the facility’s RMI audit status. Smelters that are Conformant to RMAP assessment protocols are considered DRC conflict-free. Factories that are not listed as “Conformant” are included in extra due diligence outreach steps throughout the program timeline. These designations are current as of May 30, 2025.

Report findings to senior management

All supply chain assessment findings are reported to American Eagle Outfitters’ EVP—Chief Supply Chain Officer

Devise and adopt a risk management plan

In addition to the system of controls previously described in this report, we have put in place several procedures to help mitigate the risk of Conflict Minerals entering our supply chain. First, our Conflict Minerals policy is listed in our Corporate Vendor Manual, which our suppliers agree to adhere to when they sign our master purchase agreement. The master purchase agreement is required of each supplier before any production can begin. The Corporate Vendor Manual is available to our suppliers through our Bamboo Rose sourcing system and is updated on a semi-annual basis.

Our suppliers are further reminded of this policy through emails from the Company and through the suppliers’ interaction with Assent Compliance.

In the event that 3TG minerals used in AEO products have been sourced in the DRC or surrounding areas, we work with the supplier to ensure that the minerals are sourced from registered conflict free smelters or are eliminated from use.

3.	Steps to Improve Due Diligence

The Company will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as RMI’s Responsible Minerals Assurance Process (“RMAP”); and

•	Contact smelters identified as a result of the RCOI process and request their participation in obtaining a “conflict free” designation from an industry program such as the RMAP audit program.

4.	Product Determination

Based upon its RCOI and due diligence efforts, the Company has been unable to determine the origin of all of the 3TG minerals used in its products.